SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

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IXYS Corporation

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IXYS CORPORATION

1590 BUCKEYE DRIVE

MILPITAS, CA 95035-7418

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 31, 2017

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of IXYS Corporation, a Delaware corporation. The meeting will be held on Thursday, August 31, 2017 at 11:00 a.m. local time at our headquarters, which is located at 1590 Buckeye Drive, Milpitas, California 95035, for the following purposes:

1.	To elect eight directors to serve for the ensuing year and until their successors are elected;

2.	To approve an increase of 400,000 shares of our common stock under the Amended and Restated 1999 Employee Stock Purchase Plan;

3.	To approve, on an advisory basis, the compensation of our named executive officers;

4.	To hold an advisory vote on the frequency of the advisory vote on the compensation of our named executive officers;

5.	To ratify the selection of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2018; and

6.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

Our Board of Directors has fixed the close of business on July 3, 2017 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

Uzi Sasson

Secretary

Milpitas, California

July 28, 2017

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

IXYS CORPORATION

1590 BUCKEYE DRIVE

MILPITAS, CA 95035-7418

PROXY STATEMENT

FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

AUGUST 31, 2017

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors of IXYS Corporation, or the Board, is soliciting your proxy to vote at the 2017 Annual Meeting of Stockholders, or the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We are distributing this proxy statement and the accompanying proxy card on or about July 28, 2017 to all stockholders of record entitled to vote at the Annual Meeting. Our fiscal years end March 31. References to any numerically identified year preceded by the word “fiscal” are references to the year ended March 31 of such numerically identified year.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on July 3, 2017 will be entitled to vote at the Annual Meeting. On this record date, there were 32,595,143 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on July 3, 2017 your shares were registered directly in your name with the transfer agent of IXYS Corporation, or IXYS, then you are a stockholder of record. Our transfer agent is Computershare. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on July 3, 2017 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are five matters scheduled for a vote:

•	Election of eight directors;

•	Approval of an increase of 400,000 shares of our common stock under the Amended and Restated 1999 Employee Stock Purchase Plan;

•	Approval, on an advisory basis, of the compensation of our named executive officers;

•	An advisory vote on the frequency of the advisory vote on the compensation of our named executive officers; and

•	Ratification of BDO USA, LLP, or BDO, as our independent registered public accounting firm for our fiscal year ending March 31, 2018, or fiscal 2018.

The Board of Directors recommends a vote in favor of each nominee named in this proxy statement, a vote in favor of the increase of 400,000 shares of our common stock under the Amended and Restated 1999 Employee Stock Purchase Plan, a vote for the approval, on an advisory basis, of the compensation of our named executive officers, a vote for the approval, on an advisory basis, of a frequency of every year for an advisory vote on the compensation of our named executive officers, and a vote in favor of the ratification of the selection of BDO as our independent registered public accounting firm for fiscal 2018.

How do I vote?

With respect to each nominee for director, you may either vote “For” the nominee or you may “Withhold” your vote for the nominee. You may vote “For,” “Against” or “Abstain” with respect to each of the other proposals. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of July 3, 2017.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all eight nominees for director, “For” the approval of an increase of 400,000 shares of our common stock under the Amended and Restated 1999 Employee Stock Purchase Plan, “For” the approval, on an advisory basis, of the compensation of our named executive officers, “For” the approval, on an advisory basis, of a frequency of every one year for an advisory vote on the compensation of our named executive officers and “For” the ratification of BDO as our independent registered public accounting firm for our fiscal year ending March 31, 2018. If any other matter is properly presented at the meeting, your proxyholder, who is one of the individuals named on your proxy card, will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees and D.F. King & Co., Inc. will also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but D.F. King & Co., Inc. will be paid $8,500 plus out-of-pocket expenses to solicit proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a timely written notice that you are revoking your proxy to IXYS Corporation’s Secretary, Uzi Sasson, at 1590 Buckeye Drive, Milpitas, California 95035.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for possible inclusion in next year’s proxy materials delivered on behalf of the Board, your proposal must be submitted in writing by March 31, 2018 to IXYS Corporation’s Secretary, Uzi Sasson, at 1590 Buckeye Drive, Milpitas, California 95035. If you wish to submit a proposal that is not intended to be included in next year’s proxy materials delivered on behalf of the Board or you wish to nominate a director, you must do so no earlier than May 3, 2018 and no later than June 2, 2018. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect on voting on proposals and will not be counted towards the vote total for any proposal.

How many votes are needed to approve each proposal?

•

For the election of directors, Proposal No. 1, the eight nominees receiving the most “For” votes (from the holders of shares, either present in person or represented by proxy, and entitled to vote on the election of directors) will be elected. Votes “Withheld” will not affect the outcome of voting for directors.

•

To be approved, Proposal No. 2, the approval of an increase of 400,000 shares of our common stock under the Amended and Restated 1999 Employee Stock Purchase Plan, must receive “For” votes from the holders of a majority of shares voting on the proposal, either in person or by proxy, and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•

To be approved, Proposal No. 3, the approval, on an advisory basis, of the compensation of our named executive officers, must receive “For” votes from a majority of the shares voting on the proposal, either in person or by proxy, and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•

For Proposal No. 4, an advisory vote on the frequency of the advisory vote on the compensation of our named executive officers, the frequency that receives the highest number of votes cast will be deemed to be the frequency selected by our stockholders. If you “Abstain” from voting, the abstention will not have any effect on the advisory vote. Broker non-votes will have no effect.

•

To be approved, Proposal No. 5, ratification of BDO as our independent registered public accounting firm for the year ending March 31, 2018, must receive “For” votes from the holders of a majority of the shares voting on the proposal, either in person or by proxy, and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Brokers have the discretion to vote on Proposal No. 5.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares as of the record date are present at the meeting in person or represented by proxy. On the record date, there were 32,595,143 shares outstanding and entitled to vote.

Your shares will be counted towards the quorum if you submit a valid proxy or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I obtain directions to be able to attend the Annual Meeting and vote in person?

You will find directions to 1590 Buckeye Drive, Milpitas, California 95035 at the following website: http://www.ixys.com/locations/IXYS_us_corporate.html or you may send an email requesting directions to investorrelations@ixys.net or you may call 408-457-9000, extension 9001 or extension 9092, and ask for directions.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board consists of eight directors. There are eight nominees for director to be voted on at the Annual Meeting. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected, or until such director’s earlier death, resignation or removal. Each of the nominees listed below is currently a director of our company. Each such nominee was previously elected by the stockholders. It is our policy to encourage nominees for director to attend the Annual Meeting. All eight nominees for election as a director at the 2016 annual meeting of stockholders attended the meeting.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote. The eight nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and our management has no reason to believe that any nominee will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Nominees

The names of the nominees and certain information about them as of July 3, 2017 are set forth below:

Name	Age	Principal Occupation/ Position Held With the Company
Nathan Zommer	69	Chairman of the Board and Chief Executive Officer of IXYS Corporation
Donald L. Feucht	83	Investor
Samuel Kory	74	Consultant
S. Joon Lee	77	Retired Executive
Timothy A. Richardson	60	Venture Partner of Vertical Venture Partners
Uzi Sasson	55	President, Chief Executive Officer, Chief Financial Officer and Secretary of IXYS Corporation
James M. Thorburn	61	Consultant
Kenneth D. Wong	47	Senior Managing Director of Capital Markets and Treasury of DivcoWest

Nathan Zommer.    Dr. Zommer, founder of our company, has served as a Director since our inception in 1983, and has served as Chairman of the Board and Chief Executive Officer since March 1993. From 1993 to 2009, Dr. Zommer served as President and, from 1984 to 1993, Dr. Zommer served as Executive Vice President. Prior to founding our company, Dr. Zommer served in a variety of positions with Intersil, Hewlett Packard and General Electric, including as a scientist in the Hewlett Packard Laboratories and Director of the Power MOS Division for Intersil/General Electric. As our founder, Dr. Zommer has the knowledge of our company’s complete history. This, taken together with his technical skills, background as an executive and over three decades of experience in the semiconductor industry, makes him uniquely qualified to be on our Board. Dr. Zommer received his B.S. and M.S. degrees in Physical Chemistry from Tel Aviv University and a Ph.D. in Electrical Engineering from Carnegie Mellon University.

Donald L. Feucht.    Dr. Feucht has served as a Director since July 2000. From 1992 until his retirement in 1998, Dr. Feucht served as Vice President for Operations for Associated Western Universities. He was employed as a Program Management Specialist for EG&G Rocky Flats, Inc. from 1990 until 1992. Prior to 1990, Dr. Feucht served in several positions with the National Renewable Energy Laboratory, including Deputy Director. Prior to joining the National Renewable Energy Laboratory, he served as Professor of Electrical Engineering and Associate Dean at Carnegie Mellon University. Dr. Feucht adds an extensive technical background in semiconductor design and solar energy, analytical skills and experience in managing research and scientific organizations to the Board’s set of skills and experience. Dr. Feucht received his B.S. degree in Electrical Engineering from Valparaiso University and his M.S. and Ph.D. degrees in Electrical Engineering from Carnegie Mellon University.

Samuel Kory.    Mr. Kory has served as a Director since November 1999. In 1988, he founded Samuel Kory Associates, a management consulting firm. Since founding the firm, Mr. Kory has served as the firm’s sole proprietor and principal, as well as a consultant for the firm. He has substantially retired from this business, limiting his work to occasional assignments. Mr. Kory previously served as President and Chief Executive Officer of Sensor Technologies USA, Vice President for Business Development and Sales of our company, Division General Manager and Corporate Director of Marketing for Seiko Instruments USA, and an International Manager for Spectra Physics Inc. During his career, Mr. Kory worked in and consulted with a variety of companies in high technology businesses. His experience in business development and sales in the semiconductor industry, combined with his international background in managing operations, sales and marketing in customers of the semiconductor industry, permits him to bring a perspective on marketing and business development issues to the Board. Mr. Kory received his B.S.M.E. from Pennsylvania State University.

S. Joon Lee.    Dr. Lee has served as a Director since July 2000. From 1990 to March 2008, Dr. Lee served as President of Omni Microelectronics, a consulting and engineering company. Dr. Lee also served as President of Adaptive Logic, a semiconductor company, from 1991 until 1996. Previously, Dr. Lee served as President of

Samsung Semiconductor. Dr. Lee’s technical expertise, combined with his operational experience running an international semiconductor manufacturer, adds depth to the Board’s understanding of the semiconductor business. Dr. Lee received his B.S., M.S. and Ph.D. degrees in Electrical Engineering from the University of Minnesota.

Timothy A. Richardson.    Mr. Richardson has served as a Director since June 2007. He is an electronics industry veteran and, since January 2015, a Venture Partner of Vertical Venture Partners. Mr. Richardson has served as a consultant to a number of organizations since January 2011. In April 2015, Traction LLC was established to manage his consulting relationships. Mr. Richardson also serves as a Strategic Advisor to the Georgia Tech Research Institute. He was a director of the Jupiter Research Foundation from May 2003 to May 2015 and currently serves as the foundation’s Treasurer. At Sirenza Microdevices, Inc., a supplier of radio frequency components for electronics, he was the Chief Strategy Advisor from October 2006 to April 2007. From May 2002 to October 2006, he was the President and Chief Executive Officer of Micro Linear Corporation, an integrated circuit company specializing in wireless applications. Mr. Richardson’s service as the chief executive officer and member of the board of directors of a public semiconductor company, as well as his service as a strategic officer of another semiconductor company and his extensive experience in the semiconductor industry, enables him to provide operational, financial and business development expertise to apply on behalf of our company.

Uzi Sasson.    Mr. Sasson has served as our Chief Executive Officer since August 2016, our President since December 2009, and our Chief Financial Officer and Secretary since November 2004. He has been a Director since June 2015 and he was also a Director from August to November 2004. From November 2004 to December 2009, Mr. Sasson was our Vice President and, from June 2007 to August 2010, Mr. Sasson held the title of Chief Operating Officer. Prior to joining our company, Mr. Sasson worked in tax, accounting and finance for technology and accounting firms. Mr. Sasson brings to the Board his decade long experience in the operational and financial matters of our company and expertise from his career in tax, public accounting and finance prior to joining our company. Mr. Sasson has a M.S. in Taxation and a B.S. in Accounting from Golden Gate University and is a Certified Public Accountant in California.

James M. Thorburn.    Mr. Thorburn has served as a Director since March 2007. Since April 2010, Mr. Thorburn has been consulting, principally to private equity and startup firms. In connection with his consulting work, Mr. Thorburn served as the interim Chief Financial Officer of Ener-Core, Inc., a manufacturer of gradual oxidizer power generators, from May 2013 to November 2013. Mr. Thorburn was an operator affiliate with Francisco Partners, a private equity firm, from August 2006 to February 2009 and served as the Chief Financial Officer of Fisker Automotive, Inc., a premium plug-in hybrid electric vehicle manufacturer, from February 2009 to April 2010. He served as Chief Executive Officer and Chairman of Zilog, Inc. from January 2002 until August 2006. Prior to being Chief Executive Officer at Zilog, Mr. Thorburn held various executive positions including Senior Vice President and Chief Operating Officer of ON Semiconductor, operating consultant with Texas Pacific Group, Chief Financial Officer at Zilog and management positions at National Semiconductor. Mr. Thorburn, through his background in private equity and executive experience in public and private companies, brings leadership skills, mergers and acquisition skills, and capital financing and financial reporting experience to the mix of skills on the Board. Mr. Thorburn holds a BSc. (Hons.) degree from University of Glasgow and is a qualified accountant with the Chartered Institute of Management Accountants in the United Kingdom.

Kenneth D. Wong.    Mr. Wong has served as a Director since June 2011. Previously, he served as a director from 2004 to 2007. Since June 2016, Mr. Wong has served as Senior Managing Director of Capital Markets and Treasury of DivcoWest, a real estate investment firm. From 2012 to May 2016, Mr. Wong was the Chief Financial Officer and Managing Director of MWest REIT, Inc., an owner-operator of commercial real estate in Silicon Valley, California. From 1997 to 2011, Mr. Wong was with Menlo Equities, a developer and owner-operator of commercial real estate in California. Mr. Wong served as its Chief Financial Officer from 1997 to 2011 and as its Chief Operating Officer from 2001 to 2011. From 1993 to 1997, Mr. Wong served in several positions at Coopers & Lybrand, his last role being a Manager. Mr. Wong’s work in finance and accounting adds to the Board’s expertise in these fields. He received a B.S. degree in Business Administration from the University of California at Berkeley.

There are no family relationships among any of our directors or executive officers.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Independence of the Board

Under The Nasdaq Stock Market, or Nasdaq, listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Under its charter, the Nominating and Corporate Governance Committee of the Board, or the Nominating and Corporate Governance Committee, determines the independence of our directors. The Nominating and Corporate Governance Committee consults with our counsel to ensure that its determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and our company, our senior management and our independent registered public accounting firm, the Nominating and Corporate Governance Committee has affirmatively determined that Messrs. Feucht, Kory, Lee, Richardson, Thorburn and Wong are independent directors within the meaning of the applicable Nasdaq listing standards. Dr. Zommer and Mr. Sasson, our Chief Executive Officers, are not independent directors.

Meetings of the Board of Directors

The Board met four times during the last fiscal year. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member. The Board reviews its own performance at meetings every third year. Independent directors meet regularly without other directors being present.

Information Regarding Committees of the Board of Directors

The Board has three committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Nominating and Corporate Governance Committee has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence.”

Audit Committee

The Audit Committee of the Board, or Audit Committee, was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 to oversee our corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law; reviews and approves or rejects transactions between our company and any related persons; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review our annual audited financial statements and quarterly financial statements. The Audit Committee is composed of four directors: Messrs. Feucht, Richardson, Thorburn and Wong. Mr. Wong is the current chairman. The Audit Committee met ten times during the fiscal year. The Audit Committee has adopted a written charter that is available to stockholders on our website, www.ixys.com, at the following address: http://www.ixys.com/Documents/InvestorRelations/auditcommitteecharter.pdf.

The Nominating and Corporate Governance Committee reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent. The Nominating and Corporate Governance Committee has also determined that each of Messrs. Richardson, Thorburn and Wong qualifies as an “audit committee financial expert,” as defined in the applicable rules of the Securities and Exchange Commission, or SEC.

Report of the Audit Committee of the Board1

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended March 31, 2017 with our management. The Audit Committee has discussed with the independent registered public accounting firm that serves as our auditors, BDO USA, LLP, the matters required to be discussed by Auditing Standard No. 1301 – Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or PCAOB. The Audit Committee has also received the written disclosures and the letter from BDO required by the applicable requirements of the PCAOB regarding BDO’s communications with the Audit Committee concerning independence and has discussed with BDO its independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report in Form 10-K for the fiscal year ended March 31, 2017.

Donald L. Feucht

Timothy A. Richardson

James M. Thorburn

Kenneth D. Wong

Compensation Committee

The Compensation Committee of the Board, or the Compensation Committee, is composed of four directors: Messrs. Kory, Lee, Richardson and Thorburn. Mr. Thorburn is the current Chairman. All members of our Compensation Committee are independent under the Nasdaq listing standards. The Compensation Committee met six times during the fiscal year. The Compensation Committee has adopted a written charter that is available to stockholders on our website, www.ixys.com, at the following address: http://www.ixys.com/Documents/InvestorRelations/compensationcommitteecharter.pdf.

The Compensation Committee acts on behalf of the Board to review, adopt, recommend for adoption and oversee various elements of compensation for our company, including:

•	establishment of corporate and individual performance objectives relevant to the compensation of our executive officers and evaluation of performance in light of these stated objectives;

•	review and approval of the compensation and other terms of employment or service of the executive officers, including severance and change-in-control arrangements;

•	review of and recommendation to the Board of the elements of compensation for the directors; and

•	administration of our equity compensation plans and other compensation plans and programs that may be adopted from time to time.

[1]

The material in this Audit Committee Report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any such filing.

The Compensation Committee also reviews with management our Compensation Discussion and Analysis and considers whether to recommend that it be included in proxy statements and other filings. The Compensation Committee may delegate its authority to one or more of its members, subject to such reporting to or ratification by the committee as it directs. The Compensation Committee’s philosophy and approach to executive compensation, as well as its specific determinations with respect to executive compensation for the fiscal year ended March 31, 2017 are described in greater detail in the Compensation Discussion and Analysis section of this proxy statement.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee who served as such during fiscal 2017 is, or was at the time of such service, an employee or officer of our company. During the 1980s, Mr. Kory was a vice president of a predecessor of our company. None of our executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving on the Board or Compensation Committee of our company.

Compensation Committee Report2

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained herein. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in our proxy statement following the fiscal year ended March 31, 2017 and incorporated into our Annual Report on Form 10-K for the fiscal year ended March 31, 2017.

Samuel Kory

S. Joon Lee

Timothy A. Richardson

James M. Thorburn

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve as our directors, reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board and addressing corporate governance matters for us. The Nominating and Corporate Governance Committee is composed of five directors: Messrs. Feucht, Kory, Lee, Richardson and Thorburn. Mr. Richardson is the current Chairman. All members of the Nominating and Corporate Governance Committee are independent under the Nasdaq listing standards. The Nominating and Corporate Governance Committee met four times during the fiscal year. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on our website, www.ixys.com, at the following address: http://www.ixys.com/Documents/InvestorRelations/nominatingcommitteecharter.pdf.

Under its charter, the Nominating and Corporate Governance Committee will consider individuals who are suggested by our stockholders as potential company nominees to serve on the Board in the same manner that the committee considers potential nominees identified through other channels. Stockholder recommendations for directors must be in writing and sent by U.S. mail to: General Counsel, IXYS Corporation, 1590 Buckeye Drive, Milpitas, California 95035. The General Counsel will forward any recommendation to the members of the Nominating and Corporate Governance Committee.

[2]

The material in this Compensation Committee Report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any such filing.

Board Composition

As an international semiconductor manufacturer, our business involves an operational structure that operates on a global scale and includes research, manufacturing and marketing functions in a context characterized by evolving technologies, exposure to business cycles and significant competition. The Nominating and Corporate Governance Committee is responsible for reviewing and assessing with the Board the appropriate skills, experience, and background sought of Board members in light of our business and the existing membership on the Board. This assessment of Board skills, experience, and background includes numerous factors, such as age; understanding of and experience in manufacturing, technology, finance and marketing; international experience; and culture. The priorities and emphasis of the committee and of the Board with regard to these factors may change from time to time to take into account changes in the company’s business and other trends, as well as the portfolio of skills and experience of current and prospective Board members.

We do not expect or intend that each director will have the same background, skills, and experience; we expect that Board members will have a diverse portfolio of backgrounds, skills, and experiences. One goal of this diversity is to assist the Board in its oversight and advice concerning our business and operations. Listed below are key skills and experience that we consider important for our directors to have in light of our current business and structure. The directors’ biographies note each director’s relevant experience, qualifications, and skills relative to this list.

•	Semiconductor industry experience

•	Senior leadership experience

•	Technical expertise

•	Public company board experience

•	Financial expertise

•	Business development and mergers and acquisitions experience

•	International business experience

Board members should possess personal and professional ethics, integrity and values, informed judgment, and sound business experience, and be committed to representing the long-term interests of our stockholders. They must also have an inquisitive and objective perspective, the ability to make independent analytical inquiries, practical wisdom and mature judgment. These factors, and others considered useful by the Board, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. Board members must be willing and able to devote sufficient time to the affairs of our company and are expected to prepare for, attend, and participate in all Board and applicable committee meetings. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a director. These other commitments will be considered by the Nominating and Corporate Governance Committee and the Board when reviewing Board candidates.

The Board’s Leadership Structure

The Board currently combines the role of Chairman of the Board and Chief Executive Officer. The Board believes that Dr. Zommer is best situated to serve as Chairman of the Board because he is the director most familiar with the Company’s business and industry and is therefore best able to identify the strategic priorities to be discussed by the Board. The Board believes that combining the role of Chairman of the Board and Chief Executive Officer facilitates information flow between management and the Board and fosters strategic development and execution. The Board has not appointed a lead independent director; however, the Board maintains effective independent oversight through a number of governance practices, including open and direct communication with management, input on meeting agendas and regular executive sessions. Further, the smaller size of the Board, set at eight members, and the extensive overlap of the independent directors on the three standing committees obviates the need for a single individual to assume, and be compensated for, the communication and coordination function of a lead director.

Risk Oversight and the Board

One of the Board’s functions is oversight of risk management. “Risk” is inherent in business, and the Board seeks to understand and advise on risk in conjunction with the activities of the Board and the Board’s committees.

The Board and management consider “risk” for these purposes to be the possibility that an undesired event could occur that adversely affects the achievement of our objectives. Risks vary in many ways, including the ability of the company to anticipate and understand the risk, the types of adverse impacts that could occur if the undesired event occurs, the likelihood that an undesired event and a particular adverse impact would occur, and the ability of the company to control the risk and the potential adverse impacts. Examples of the types of risks faced by a company include:

•	macroeconomic risks, such as inflation, reduction in economic growth or recession;

•	political risks, such as restrictions on access to markets, confiscatory taxation or expropriation of assets;

•	“event” risks, such as natural disasters; and

•	business-specific risks related to strategic positions, cybersecurity, operational execution, financial structure, legal and regulatory compliance and corporate governance.

Not all risks can be dealt with in the same way. Some risks may be easily perceived and controllable, and other risks are unknown; some risks can be avoided or mitigated by particular behavior and some risks are unavoidable as a practical matter. For some risks, the potential adverse impact would be minor, and, as a matter of business judgment, it may not be appropriate to allocate significant resources to avoid the adverse impact; in other cases, the adverse impact could be significant, and it is prudent to expend resources to seek to avoid or mitigate the potential adverse impact. In some cases, a higher degree of risk may be acceptable because of a greater perceived potential for reward. Our company engages in numerous activities seeking to align its voluntary risk-taking with company strategy, and understands that its projects and processes may enhance our business interests by encouraging innovation and appropriate levels of risk-taking.

Management is responsible for identifying risk and risk controls related to significant business activities; mapping the risks to company strategy; and developing programs and recommendations to determine the sufficiency of risk identification, the balance of potential risk to potential reward and the appropriate manner in which to control risk. The Board implements its risk oversight responsibilities by having management provide at least annual briefings on the significant voluntary and involuntary risks that the company faces and how the company is seeking to control risk if and when appropriate. Generally, risk oversight is addressed as part of the full Board’s engagement with the CEO and management. In some cases, a Board committee is responsible for oversight of specific risk topics. For example, the Audit Committee oversees issues related to internal control over financial reporting and the Compensation Committee oversees risks related to compensation programs, as discussed in greater detail in “Executive Compensation.” To address one risk, the Board has adopted a policy prohibiting hedging of our common stock by employees and directors.

Stockholder Communications with the Board

The Board believes that management speaks for our company. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies that are involved with our company, but it is expected that Board members would do this with knowledge of management and, in most instances, only at the request of management.

In cases where stockholders wish to communicate directly with one or more of the independent directors, email messages can be sent to directorcom@ixys.net. The messages will be received by our General Counsel and forwarded to the Chairman of our Nominating and Corporate Governance Committee, who will determine their distribution to the appropriate committee of the Board or independent director and facilitate an appropriate response.

PROPOSAL 2

APPROVAL OF 400,000 SHARES FOR ISSUANCE UNDER

THE AMENDED AND RESTATED 1999 EMPLOYEE STOCK PURCHASE PLAN

In January 1999, the Board adopted our 1999 Employee Stock Purchase Plan, which (including the subsequent amendments and restatements) is referred to in this proxy statement as the Purchase Plan. On November 19, 1999, our stockholders approved the Purchase Plan, reserving 250,000 shares of our common stock for issuance pursuant to the stock purchase rights awarded under the Purchase Plan. The initial 250,000 shares were later increased to 500,000 through a two-for-one stock split. On September 7, 2007, our stockholders approved an increase of 350,000 shares under the Purchase Plan, and an additional 350,000 shares under the Purchase Plan were approved by our stockholders on August 27, 2010. Further, our stockholders approved an additional 350,000 shares under the Purchase Plan on August 28, 2014, bringing the total shares authorized under the Purchase Plan to 1,550,000. As of July 3, 2017, about 71,000 shares of our common stock remain available for issuance under the Purchase Plan. At recent issuance rates, those shares are likely to be exhausted before next year’s stockholder meeting. We desire to increase the total number of shares authorized for issuance by 400,000, which results in an aggregate of 1,950,000 shares of our common stock being authorized under the Purchase Plan. The Purchase Plan currently meets the requirements set forth in Section 423 of the Internal Revenue Code of 1986, as amended, or the Code.

In determining the size of the additional share reserve under the Purchase Plan, the Board considered that the issuance of the full additional 400,000 shares to be reserved under the Purchase Plan would dilute the holdings of stockholders. The amount of such dilution would be an additional 1.1% on a fully diluted basis, based on the number of shares of our common stock, and options for our common stock, outstanding as of July 3, 2017. The Board also considered the expected duration of the additional share reserve in light of the historical number of shares purchased under the Purchase Plan in recent years. In fiscal years 2015, 2016 and 2017, the number of shares purchased under the Purchase Plan was 99,975 shares, 97,274 shares and 112,171 shares, respectively. The actual number of shares that will be purchased under the Purchase Plan in any given year will depend on a number of factors, including the number of participants, the participant’s participation rates and our stock price. Based on usage in recent years, an additional 400,000 shares would meet our needs for three years, but the actual number of shares that will be purchased under the Purchase Plan will depend on the factors listed above. In light of these factors, the Board has determined that the size of the share reserve increase under the Purchase Plan is reasonable and appropriate at this time.

Stockholders are requested in this Proposal 2 to approve an increase of 400,000 shares for issuance under the Purchase Plan. The affirmative vote of the holders of a majority of the shares voting on the proposal at the meeting, either in person or by proxy, will be required to approve the 400,000 shares increase. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

The essential features of the Purchase Plan, as amended, are outlined below:

Purpose

The purpose of the Purchase Plan is to provide a means by which our employees (and any parent or subsidiary designated by the Board to participate in the Purchase Plan) may be given an opportunity to purchase our common stock through payroll deductions, to assist us in retaining the services of our employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for our success. Approximately 311 of our approximately 1,003 employees (which latter number includes employees of our subsidiaries outside the United States) are eligible to participate in the Purchase Plan.

The rights to purchase our common stock granted under the Purchase Plan are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

Administration

Our Board administers the Purchase Plan and has the final power to construe and interpret both the Purchase Plan and the rights granted under it. Our Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase our common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any parent or subsidiary will be eligible to participate in the Purchase Plan.

Our Board has the power to delegate administration of the Purchase Plan to a committee composed of not fewer than two members of the Board. As used herein with respect to the Purchase Plan, the “Board” refers to any committee the Board appoints as well as to the Board itself. In fact, the Board has granted the Compensation Committee coextensive authority in its charter.

Offerings

The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the Board. The offering under the Plan shall begin on June 1 of each year and will last for one year. This one year offering period will be divided into two shorter “purchase periods” approximately six months long. Purchase dates under the Purchase Plan will generally be November 30 and May 31 of each year.

Eligibility

Any person who is customarily employed at least 20 hours per week and five months per calendar year by us (or by any parent or subsidiary designated by the Board) on the first day of an offering is eligible to participate in that offering. Our officers who are “highly compensated” as defined in the Code are eligible to participate in the Purchase Plan.

However, no employee is eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of our stock or of any parent or subsidiary (including any stock which such employee may purchase under all outstanding rights and options). In addition, no employee may purchase more than $25,000 worth of our common stock (determined at the fair market value of the shares at the time such rights are granted) under all our employee stock purchase plans and our affiliates in any calendar year.

Additionally, any person who is employed by any non-U.S. subsidiary is not eligible to participate in the Purchase Plan.

Participation in the Plan

Eligible employees enroll in the Purchase Plan by delivering to us, prior to the date selected by the Board as the offering date for the offering, an agreement authorizing payroll deductions of up to 15% of such employee’s compensation during the offering (or such lower percentage as specified in the offering document prior to the beginning of the offering).

Purchase Price

The purchase price per share at which shares of our common stock are sold in an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of common stock on the first day of the offering or (ii) 85% of the fair market value of a share of common stock on the last day of the purchase period.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions over the offering. At any time during the offering, a participant may reduce or terminate his or her payroll deductions as the Board provides in the offering. A participant may not increase or begin such payroll deductions after the beginning of any purchase period, except, if the Board provides, in the case of an employee who first becomes eligible to participate as of a date specified during the purchase period. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with our general funds. A participant may not make additional payments into such account, unless specifically provided in the offering and unless the participant has not had the maximum amount withheld during the offering.

Purchase of Stock

By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under the Purchase Plan. In connection with offerings made under the Purchase Plan, our Board can specify a maximum number of shares of our common stock an employee may be granted the right to purchase and the maximum aggregate number of shares of our common stock that may be purchased pursuant to such offering by all participants. Generally, the Board has permitted any participating individual to purchase up to the $25,000 and 15% limitations. The maximum aggregate number of shares available to be purchased by all eligible employees will be the number of shares remaining available under the Purchase Plan on the offering date. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number of shares of our common stock available, the Board would make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the purchase period at the applicable price. See “Withdrawal” below.

Withdrawal

While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to us a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable purchase period, except as provided by the Board.

Upon any withdrawal from an offering by the employee, we will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of our common stock on the employee’s behalf during such offering, and such employee’s interest in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee’s withdrawal from an offering will not have any effect upon such employee’s eligibility to participate in subsequent offerings under the Purchase Plan.

Termination of Employment

Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee’s employment for any reason, and we will distribute to such employee all of his or her accumulated payroll deductions, without interest.

Restrictions on Transfer

Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

Duration, Amendment and Termination

The Board may suspend or terminate the Purchase Plan at any time.

The Board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the stockholders within 12 months of its adoption by the Board if the amendment would (i) increase the number of shares of our common stock reserved for issuance under the Purchase Plan, (ii) modify the requirements relating to eligibility for participation in the Purchase Plan, or (iii) modify any other provision of the Purchase Plan in a manner that would materially increase the benefits accruing to participants under the Purchase Plan, if such approval is required in order to comply with the requirements of Rule 16b-3 under the Exchange Act.

Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of the Purchase Plan without consent of the employee to whom such rights were granted.

Effect of Certain Corporate Events

In the event of a dissolution, liquidation or specified type of merger, the surviving corporation either will assume the rights under the Purchase Plan or substitute similar rights, or the exercise date of any ongoing offering will be accelerated such that the outstanding rights may be exercised immediately prior to, or concurrent with, any such event.

Stock Subject to Purchase Plan

Subject to this proposal, an aggregate of 1,950,000 shares of our common stock is, or has been, reserved for issuance under the Purchase Plan. If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of common stock not purchased under such rights again become available for issuance under the Purchase Plan.

U.S. Federal Income Tax Information

Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of shares of our common stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

If the stock is disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

There are no federal income tax consequences to us by reason of the grant or exercise of rights under the Purchase Plan. We are entitled to a deduction to the extent amounts which are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations). Any ordinary income that is required to be recognized will not be subject to income or payroll tax withholding.

Equity Compensation Plan Information

The following table is provided as additional information on our equity compensation plans. The information is as of March 31, 2017.

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders (1)	4,328,045	$10.60	2,049,570
Equity compensation plans not approved by security holders (2)	757,500	$11.30	—

Total	5,085,545	$10.70	2,049,570

(1)

This row includes our 1999 Equity Incentive Plan, the 2009 Equity Incentive Plan, the 2011 Equity Incentive Plan, the 2013 Equity Incentive Plan, the 2016 Equity Incentive Plan and the Amended and Restated 1999 Employee Stock Purchase Plan. Of these shares, 128,070 shares remained available as of March 31, 2017 for the grant of future rights under our Amended and Restated 1999 Employee Stock Purchase Plan. Under our Amended and Restated 1999 Employee Stock Purchase Plan, participants are permitted to purchase our common stock at a discount on certain dates through payroll deductions within a pre-determined purchase period. Accordingly, these numbers are not determinable.

(2)	This row represents the Zilog 2002 Omnibus Stock Incentive Plan and the Zilog 2004 Omnibus Stock Incentive Plan, which were assumed upon the acquisition of Zilog.

Zilog 2002 Omnibus Stock Incentive Plan

In connection with the acquisition of Zilog, the Board approved the assumption of the Zilog 2002 Omnibus Stock Incentive Plan, or the Zilog 2002 Plan, with respect to the shares available for grant as stock options. Employees of Zilog and persons first employed by our company after the closing of the acquisition of Zilog were eligible to receive grants under the Zilog 2002 Plan. At the time of the assumption of the Zilog 2002 Plan by our company, up to 366,589 shares of our common stock were available for grant under the plan. Currently, there are no shares available under the Zilog 2002 Plan for the grant of new awards but the Zilog 2002 Plan remains in effect for the settlement of awards that were previously granted.

Zilog 2004 Omnibus Stock Incentive Plan

In connection with the acquisition of Zilog, the Board approved assumption of the Zilog 2004 Omnibus Stock Incentive Plan, or the Zilog 2004 Plan. Employees of Zilog and persons first employed by our company after the closing of the acquisition of Zilog were eligible to receive grants under the Zilog 2004 Plan. At the time of the assumption of the Zilog 2004 Plan by our company, up to 652,963 shares of our common stock were available for grant under the plan. Currently, there are no shares available under the Zilog 2004 Plan for the grant of new awards but the Zilog 2004 Plan remains in effect for the settlement of awards that were previously granted.

PROPOSAL 3

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Securities Exchange Act of 1934 enables our stockholders to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are aligned with our stockholders’ interests. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead our company successfully in a competitive environment.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote “For” the following resolution at the Annual Meeting:

“RESOLVED, that the company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the company’s Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the company, our Board or our Compensation Committee. Our Board and our Compensation Committee value the opinions of our stockholders and will take into account the outcome of this vote in considering future compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF THE

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In addition to providing stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers, the Dodd-Frank Act enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers. Stockholders may indicate whether they would prefer an advisory vote on executive compensation every one year, every two years or every three years, or may abstain from voting on the proposal.

The Board recommends that this advisory vote be held every year, but stockholders are not voting to approve or disapprove of that recommendation. For several years, we have held an annual advisory vote on executive compensation without undue complexity or burden. The Board recommends that we continue to hold an annual vote.

You may cast your vote on your preferred voting frequency by choosing any of the following four options with respect to this proposal: “Every One Year,” “Every Two Years,” “Every Three Years” or “Abstain.” The vote on the frequency of an advisory vote on the compensation of our named executive officers is advisory, and therefore not binding on the company, our Board or our Compensation Committee. Our Board and our Compensation Committee value the opinions of our stockholders and will take into account the outcome of this vote in considering the frequency of the advisory vote on the compensation of our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR A FREQUENCY OF “EVERY ONE YEAR” FOR FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 5

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee has selected BDO USA, LLP as the independent registered public accounting firm to conduct the audit for our fiscal year ending March 31, 2018 and has further directed that management submit the selection for ratification by the stockholders at the Annual Meeting. Representatives of BDO are expected to be present at the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of BDO as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of BDO to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.

Fees Paid to Independent Registered Public Accounting Firm

The following table shows the fees for audit and other services provided by BDO, our independent registered public accounting firm, for fiscal years 2017 and 2016. All figures are net of value added tax and other similar taxes assessed by non-U.S. jurisdictions on the amount billed by BDO, but include out-of-pocket expenses. All of the services described in the following fee table were approved in conformity with the Audit Committee’s pre-approval process.

	2017 Fees	2016 Fees
Audit Fees	$1,444,577	$1,400,686
Audit-Related Fees	—	—
Tax Fees	5,746	7,202
All Other Fees	—	—

Total	$1,450,323	$1,407,888

Audit Fees:    For fiscal 2016 and fiscal 2017, this category includes the integrated audit of our consolidated financial statements and internal control over financial reporting, the review of financial statements included in our Forms 10-Q and statutory audits required by non-US jurisdictions.

Tax Fees:    For fiscal 2016 and fiscal 2017, this category consists of services for international tax compliance.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to 18 months, and any pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

The Audit Committee has determined that the rendering of non-audit services by BDO is compatible with maintaining its independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 5.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of July 3, 2017 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all current executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

Unless otherwise indicated, the address for each listed stockholder is: c/o IXYS Corporation, 1590 Buckeye Drive, Milpitas, California 95035.

	Beneficial Ownership (1)
Name and Address of Beneficial Owner	Number of Shares	Percent of Total
Directors and Executive Officers
Nathan Zommer (2)	6,981,575	21.3%
Uzi Sasson (3)	556,262	1.7%
Donald L. Feucht (4)	72,053	*
Samuel Kory (5)	108,750	*
S. Joon Lee (6)	10,000	*
Timothy A. Richardson (7)	97,500	*
James M. Thorburn (8)	37,672	*
Kenneth D. Wong (9)	67,500	*
All current directors and executive officers as a group (8 persons) (10)	7,931,312	23.6%
5% Stockholders
Sharkz L.P. (11)	2,000,000	6.1%
1590 Buckeye Drive
Milpitas, CA 95035
Dimensional Fund Advisors LP (12)	2,354,939	7.2%
6300 Bee Cave Road
Austin, Texas, 78746
Royce & Associates, LP (13)	1,935,534	5.9%
745 Fifth Avenue
New York, NY 10151
BlackRock, Inc. (14)	1,833,324	5.6%
55 East 52nd Street
New York, NY 10055

*	Represents less than 1%.

(1)

This table is based upon information supplied by executive officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 32,595,143 shares outstanding on July 3, 2017, adjusted as required by rules promulgated by the SEC.

(2)

Includes an aggregate of 2,000,000 shares held by Sharkz L.P., a partnership controlled by Dr. Zommer, and 50 shares held by Dr. Zommer as custodian for a minor. Also includes 227,500 shares that Dr. Zommer has the right to acquire within 60 days of July 3, 2017. 1,990,000 shares are pledged as security for a loan.

(3)	Includes 417,500 shares that Mr. Sasson has the right to acquire within 60 days of July 3, 2017.

(4)	Includes an aggregate of 14,553 shares held by or on behalf of Dr. Feucht’s wife. Also includes 57,500 shares that Dr. Feucht has the right to acquire within 60 days of July 3, 2017.

(5)	Includes 97,500 shares that Mr. Kory has the right to acquire within 60 days of July 3, 2017.

(6)	Includes 5,000 shares that Dr. Lee has the right to acquire within 60 days of July 3, 2017.

(7)	Constitutes 97,500 shares that Mr. Richardson has the right to acquire within 60 days of July 3, 2017.

(8)	Includes 32,500 shares that Mr. Thorburn has the right to acquire within 60 days of July 3, 2017.

(9)	Constitutes 67,500 shares that Mr. Wong has the right to acquire within 60 days of July 3, 2017.

(10)	Includes 1,002,500 shares that current directors and executive officers have the right to acquire within 60 days of July 3, 2017.

(11)

These shares are also included in the number of shares reported for Dr. Zommer. Dr. Zommer is the general partner of Sharkz L.P. and has sole voting and investment power over the shares of common stock it holds.

(12)

Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2017. Dimensional Fund Advisors LP has sole voting power over 2,254,717 shares and sole investment power over 2,354,939 shares.

(13)

Based on a Schedule 13G/A filed with the Securities and Exchange Commission on January 11, 2017. Royce & Associates, LP has sole voting power over 1,935,534 shares and sole investment power over 1,935,534 shares.

(14)

Based on a Schedule 13G/A filed with the Securities and Exchange Commission on January 25, 2017. BlackRock, Inc. has sole voting power over 1,764,098 shares and sole investment power over 1,833,324 shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, or the 1934 Act, requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other of our equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based on such forms, during fiscal 2017, all Section 16(a) reports were timely filed.

EXECUTIVE COMPENSATION

This section provides information on our executive compensation program and our compensation philosophy for our named executive officers, who in fiscal 2017 were:

•	Nathan Zommer, Chairman of the Board and Chief Executive Officer

•	Uzi Sasson, President, Chief Executive Officer, Chief Financial Officer, Secretary and Director

Executive Summary

•	Mr. Sasson was named Chief Executive Officer during fiscal 2017. He and Dr. Zommer hold the title concurrently.

•	Our annual executive compensation consists principally of salary, cash performance compensation and stock options.

•	Total compensation paid to all named executive officers during fiscal 2017, as set forth in our summary compensation table, was about $ 2.0 million.

•

In fiscal 2017, Dr. Zommer’s total compensation was reduced by 41.1%, and Mr. Sasson’s total compensation was increased by 45.9%, as compared to the fiscal 2016 compensation reported in the summary compensation table.

•

Dr. Zommer beneficially owns more than one-fifth of our company’s outstanding common stock. This ownership interest constitutes a significant performance-based incentive that is not included in current executive compensation.

Compensation Discussion and Analysis

This discussion and analysis should be read along with the tables and text under “Executive Compensation” that follow hereafter. Throughout this discussion and analysis, the “Committee” refers to the Compensation Committee and “executives” refers to our executive officers. Generally, the Committee limits its deliberations to individuals determined by the Board to be executive officers under the rules of the SEC, except for equity compensation and except for compliance with the rules of the SEC. The compensation of other employees is determined under the direction of the Chief Executive Officers.

Our Compensation Philosophy

Our success begins with our culture of innovation, cooperation and efficiency. Our compensation programs are designed to support this culture by allowing us to:

•

Motivate and reward performance.    We believe that compensation should vary with performance, and that a significant portion of an executive’s pay should be linked to individual and corporate performance.

•

Align employee pay with stockholder objectives.    We believe that our pay program should connect executives’ interests with stockholders’ interests. In particular, we believe that pay should reward executives for growing the market value of our company’s stock.

•

Manage resources efficiently.    Compensation is a significant expense, which should be managed appropriately to achieve our executive reward and retention goals while also protecting stockholder interests.

•

Attract and retain personnel.    The semiconductor industry is a competitive landscape, where experienced and talented employees are in demand. Executive compensation must be competitive to attract and retain the individuals we need to lead our business.

Our Executive Compensation Program

Our executive compensation program consists of six components:

•	Salary

•	Cash performance compensation

•	Other cash bonuses

•	Equity compensation

•	Employee benefits

•	Severance and change-in control compensation

Our philosophy is to offer competitive salaries to our executives and to provide significant rewards through incentive pay. Incentive cash opportunities are calibrated to be competitive when performance objectives are achieved and are primarily intended to reward for performance during the corresponding fiscal year. Exceptional rewards may be provided through equity compensation, but only to the degree that our stock price appreciation is strong. Equity compensation is intended to reward for long-term performance, in the expectation that is likely to constitute a significant sum in the event of long-term growth in the profitability of our company. In determining executive compensation, the Committee reflects on compensation in immediately preceding years, but considers every year to be a new page where goals and potential compensation could be substantially changed. In general, we place more emphasis on performance compensation than on salary. While we seek to offer competitive salaries, we believe we can create a stronger link between pay and performance by directing executive pay towards incentive cash performance compensation and equity rewards.

Salaries

We provide salaries sufficient to attract and retain key executives. To determine the appropriate salary for an executive, the Committee considers a number of factors, including the executive’s responsibilities, experience, past performance, and expected future contribution to our company. The Committee also considers the salaries of executives in similar positions at comparable companies. Generally, in setting salaries the Committee seeks to pay competitive salaries and to provide the funds necessary for a current standard of living for the executive.

Cash Performance Compensation

Our cash performance compensation program is intended to provide economic incentives for executives to work for the achievement of objectives that the Committee believes will foster our growth and profitability. It rewards executives in light of their achievement of their performance objectives and for helping us achieve our annual financial goals. Each year, the Committee develops a cash performance compensation program for the two most senior executives. To establish these programs, the Committee considers the executive’s responsibilities and expected contributions to our company.

The cash performance compensation program is composed of a series of objectives, a set of weights for the objectives and three potential performance levels, consisting of a threshold level, a target level and a maximum level. Objectives are set in light of the Committee’s views on the goals and challenges for our company and the individual for the corresponding fiscal year.

Other Cash Bonuses

From time to time, the Committee has awarded cash bonuses outside of the cash performance compensation structure. These bonuses relate to circumstances unique to the individual and often to recognition for years of service to our company or for a specific achievement.

Equity

We believe equity-based compensation is critical to our overall pay program for executives. Equity-based compensation provides several significant advantages:

•

It allows us to provide exceptional potential rewards. Those exceptional rewards are realized, however, only if our growth is strong as evidenced by stock price appreciation and value is created for stockholders.

•

It creates a strong incentive for executives to improve financial results and take the right actions to increase our value over the long term. Because the ultimate value of the award varies with our stock price, which is in turn affected by our results, equity-based compensation creates a strong link between pay and performance.

•	It links executives’ interests directly with stockholders’ interests, since rewards depend on stock performance.

Determining the Size of Individual Equity Incentive Awards

To determine the appropriate size of an executive’s equity incentive award, the Committee considers several factors, including the executive’s past performance and expected future contribution, the retention value of the executive’s prior unvested equity incentives and our growth and performance outlook.

Timing of Grants

Historically, executives generally received an equity incentive award following employment and, thereafter, a single equity incentive award each year. We do not grant re-load options, make loans to executives to exercise their equity incentives or grant equity incentives at a discount. The Committee generally grants equity incentives to our executives at regular quarterly meetings. The Committee does not have an express policy regarding the timing of grants to executives. The Board or the Committee may grant equity incentives when in possession of material non-public information.

Exercise Price

The exercise price of all stock option grants is, at a minimum, the closing price of a share of our common stock on Nasdaq on the date of grant.

Vesting

Equity incentive awards cannot be exercised until they vest. The principal purpose of vesting is to serve as an employee retention tool. Employees who leave before their awards vest lose any value in their unvested equity incentive awards. The vesting requirements for our executives are typically the same as those for our employees. Generally, our equity incentive awards for employees vest in equal annual installments over a four year period or, in other words, at the rate of 25% per year.

Other Benefits

We provide Dr. Zommer and Mr. Sasson with a limited number of benefits not generally made available to all employees. These benefits primarily consist of the use of cars, related car allowances, term life insurance and reimbursement for tax planning and the preparation of tax returns. These benefits for senior executives are a longstanding practice by our company and the Committee has viewed them as immaterial in amount. These benefits are required by the terms of their employment agreements. See “Executive Compensation – Employment Agreement.” In addition, as directors, Dr. Zommer and Mr. Sasson receive a benefit accorded directors, the reimbursement of tax return and estate planning expenses.

Like all of our full-time domestic employees, our executives are eligible to participate in our Purchase Plan, our 401(k) plan and other health and welfare insurance programs, although Dr. Zommer is not eligible to participate in our Purchase Plan because of his stock ownership. We believe we offer a competitive package of health and welfare programs. To ensure our total compensation package remains competitive with other companies, we compare our health and welfare benefits with the packages offered by other companies.

Severance and Change of Control Provisions

We have severance and change of control agreements with Dr. Zommer and Mr. Sasson. See “Executive Compensation – Potential Payments upon Termination or Change of Control.” The Committee believes that executive severance and change of control provisions are appropriate for our senior executives. These provisions are sometimes necessary to attract or retain key personnel and to assist executives in focusing on the best course for our company. The Committee has selected a double trigger in the event of a change of control for the payment of compensation, in the belief that incremental compensation is appropriate only if there is a loss of, or material change in, a position after a change of control.

Determining Executive Pay

After the end of each fiscal year, the Committee reviews our executive compensation program. The review involves the analysis of market pay practices, the assessment of our existing pay practices and the consideration of our goals for the future. As a result of this review, the executive compensation program for the next fiscal year is formulated.

At the same time as establishing the compensation program for the current year, the process of evaluating individual performance and making incentive cash compensation decisions for the prior fiscal year is also occurring. Currently, our Chief Executive Officers are our named executive officers. In theory, our Chief Executive Officers would review the pay and performance of each executive other than themselves and make pay recommendations to the Committee for each of those executives. The Committee would review those recommendations, taking into account:

•	The Chief Executive Officers’ assessment of the performance of each executive other than themselves;

•	Each executive’s pay history and unvested equity incentives;

•	The difficulty of the executive’s role; and

•	Periodically, but not annually, executive pay at comparable companies.

As necessary, the Committee would discuss changes to the Chief Executive Officers’ recommendations with the Chief Executive Officers and then would approve compensation actions for each executive.

The Committee makes compensation decisions for the Chief Executive Officers separately without the Chief Executive Officers’ participation. The Committee evaluates the Chief Executive Officers’ performance in light of its judgment of results achieved. Input on our Chief Executive Officers’ performance is also solicited from the other members of the Board.

At the end of this process, the Committee’s decisions included the following compensation actions for our Chief Executive Officers:

•	Objectives, weights and performance levels for the cash performance compensation programs for the current fiscal year;

•	Any changes to salary; and

•	The amount of any equity incentive awards for the fiscal year.

The decisions of the Committee were then communicated to the executives by the Chairman of the Committee.

Stockholder Vote on Executive Compensation

At the 2016 annual meeting of stockholders, more than 98% of the shares voted on the compensation of the named executive officers were voted in favor of such compensation. The Compensation Committee considered the result of that vote, concluded that the vote constituted general support for the company’s executive compensation policies and decisions and expects to continue on a similar path in the future.

Executive Compensation Consulting

From time to time, the Committee engages an executive compensation consulting firm to provide advice on compensation issues identified by the Committee and to gather and analyze third-party data about the compensation practices of peer companies. The Committee expects that the compensation consultant will report directly to the Committee and work solely for the Committee. Our company did not employ compensation consultants during fiscal 2017.

Peer Group Assessment

In setting executive pay, we are mindful of the competitive market. To gauge our pay against our competitors and against the broader marketplace, the Committee has, from time to time, requested our compensation consultant to provide us with information on the pay practices generally occurring in the semiconductor industry. For fiscal 2017, the Committee determined the following companies, generally semiconductor manufacturers of similar size or competitors, to be our peers for executive compensation purposes:

Alpha & Omega Semiconductor Limited	DSP Group, Inc.	Power Integrations, Inc.
Applied Micro Circuits Corporation	Exar Corporation	Sigma Designs, Inc.
Cohu, Inc.	Lattice Semiconductor Corporation
Diodes Incorporated	MaxLinear, Inc.

In determining peer companies, the Committee exercised discretion regarding compensation decisions rather than adhering to any particular benchmark or formula.

Executive Pay Decisions for Fiscal 2017

Under their employment agreements effective during fiscal 2017, Dr. Zommer’s annual salary was agreed to be at least $525,000 and Mr. Sasson’s annual salary was agreed to be at least $395,000. As a part of its regular practice in setting the salaries of the two executives, the Committee considers the responsibilities of the executives beyond those typically associated with their roles; in particular, that Dr. Zommer serves as the senior technical executive of our company and that Mr. Sasson has significant operational responsibilities and serves as the senior sales executive of our company. For fiscal 2017, the salary of Dr. Zommer was paid at an annual rate of $450,000, which had been adjusted downward effective April 1, 2016. The salary of Mr. Sasson was paid at an annual rate of $395,000 until August 2016 and thereafter paid at an annual rate of $430,000. During fiscal 2017, in accordance with our general policy for employees, Mr. Sasson cashed out vacation days for a payment of $16,538. Dr. Zommer had no vacation cash out during fiscal 2017.

Cash Performance Compensation

In establishing the cash performance compensation program for fiscal 2017, the Committee initially set a target award for Dr. Zommer of $450,000. The Committee set a target award for Mr. Sasson of $400,000. The Committee initially established a maximum potential award for Dr. Zommer of $675,000. Mr. Sasson’s was set at $600,000. The Committee established potential threshold awards for Dr. Zommer and Mr. Sasson of $225,000 and $200,000, respectively. For both executives, the set of objectives consisted of three quantitative objectives and one qualitative objective. Each quantitative objective consisted of three numbers, with a number corresponding to each of the concepts of threshold, target and maximum.

The fiscal 2017 objectives, weights and performance levels were as follows:

Objective	Weight	Threshold	Target	Maximum
		(Dollars in millions)
Net revenues	30%	$318.0	$337.7	$355.0
Gross margin	30%	30.5%	31.9%	32.7%
Adjusted EBITDA (1)	30%	$46.0	$52.0	$57.5
Discretionary	10%	—	—	—

(1)

Adjusted EBITDA was defined as earnings before interest, taxes, depreciation, amortization and stock compensation expense. For the calculation of Adjusted EBITDA, the impairment of intangible assets during fiscal 2017 was included, since that was consistent with the amortization of intangible assets.

In reviewing performance in comparison to the quantitative objectives, the Committee concluded that the gross margin objective had exceeded the maximum performance level, but that the net revenues and adjusted EBITDA objectives had only met the threshold performance levels. In evaluating the discretionary objective, the Committee decided to award the maximum amount for the objective to Mr. Sasson. The Committee then went through the process of multiplying the weight for each objective against the potential award payable to the executive at threshold, target and maximum, interpolating the quantitative performance achieved for an objective between the nearest performance levels and calculating an amount for the objective based on the interpolation. The Committee then added the calculated amounts to determine the amount of the award. Ultimately, through its quantitative and qualitative assessments, Mr. Sasson was awarded $381,487, which constituted 95% of his target award. Dr. Zommer did not receive a cash performance award for fiscal 2017.

Equity

In fiscal 2017, the Board granted an option for 5,000 shares to Dr. Zommer on the same terms as the options granted to nonemployee directors. The Committee granted Mr. Sasson an option for 130,000 shares. The size of the grant to Mr. Sasson reflected past individual and company performance and expected future contribution.

Tax and Accounting Implications

Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that we may deduct from our taxes in a year with respect to our executive officers. Section 162(m) limits the types of compensation that are deductible resulting in some compensation that does not qualify as tax deductible. While the Committee is mindful of the benefit to our company performance of full deductibility of compensation, we believe the Committee must not be constrained by the requirements of Section 162(m) as those requirements could impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, the Committee has not adopted a policy that requires that all compensation be deductible. The Committee intends to continue to compensate our executive officers in a manner consistent with the best interests of our company and the stockholders.

The authoritative guidance provided by the Financial Accounting Standards Board requires employee stock options and rights to purchase shares under stock participation plans to be accounted for under the fair value method and requires the use of an option pricing model for estimating fair value. Accordingly, stock-based compensation cost is measured at grant date, based on the fair value of the awards, and is recognized as an expense over the requisite employee service period. We use the Black-Scholes pricing model to estimate the fair value of each award.

Compensation and Risk

Our Compensation Committee has discussed the concept of risk as it relates to our compensation of employees, reviewed the employee compensation used in our company and the Compensation Committee does not believe our employee compensation encourages excessive or inappropriate risk taking for the following reasons:

•	Our use of different types of compensation methods provides a balance of long and short-term incentives with fixed and variable components.

•	We grant equity-based awards with time-based vesting, which encourages participants to look to long-term appreciation in equity values.

•

The objectives used to determine the amount of an executive officer’s cash performance award address overall performance, which we believe promotes long-term value. In addition, an executive’s cash performance award cannot exceed a pre-established maximum amount, no matter how much financial performance exceeds the objectives established at the beginning of the year.

•

Our system of internal control over financial reporting, Code of Ethics, and whistleblower program, among other things, reduce the likelihood of manipulation of our financial performance to enhance incentive payments.

Summary Compensation Table

The following table shows for the fiscal year ended March 31, 2017 compensation awarded to or paid to, or earned by, our Chief Executive Officers and our Chief Financial Officer, together referred to as our named executive officers, at March 31, 2017.

Name and Principal Position	Year	Salary ($)		Bonus ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Nathan Zommer	2017	450,000		—	24,941	—	19,698	(3)	494,639
Chairman of the	2016	545,192		78,800	21,529	175,033	19,870		840,424
Board and Chief Executive Officer	2015	571,423		55,500	27,701	328,638	18,738		1,002,000
Uzi Sasson	2017	431,192	(4)	60,000	648,474	321,487	34,550	(5)	1,495,703
President, Chief Executive Officer and Chief Financial Officer	2016 2015	409,231 382,308		60,000 40,000	387,522 443,219	133,333 236,856	34,863 36,775		1,024,949 1,139,158

(1)	Consists of the sum awarded under the cash performance compensation program for the discretionary objective.

(2)

Note 10 of the Notes to Consolidated Financial Statements set forth in our Annual Report on Form 10-K for the year ended March 31, 2017 discloses the assumptions made in valuing the rights. For Dr. Zommer, constitutes compensation for being a director.

(3)

Includes car expense of $7,648, $7,431 in contributions by our company matching certain of Dr. Zommer’s 401(k) plan contributions, estate planning charges of $2,850 and other compensation payments aggregating to $1,769. Other compensation payments include payments related to bill paying and bookkeeping services. For fiscal 2017, bill paying and bookkeeping services were valued based on an estimate of the hours involved and the hourly rate of the person providing the services.

(4)	Includes vacation cash-out of $16,538.

(5)	Includes car expense of $13,347, $13,103 of term life insurance premium and $8,100 in contributions by our company matching certain of Mr. Sasson’s 401(k) plan contributions.

We provide or reimburse for car expense for Dr. Zommer and Mr. Sasson, including associated expenses such as insurance, registration and maintenance. Our directors, including Dr. Zommer and Mr. Sasson, are reimbursed for their estate planning and tax planning and return preparation expenses. Because Dr. Zommer spends significant time traveling to our worldwide locations and customers, we provide bill paying and bookkeeping services to Dr. Zommer.

Employment Agreements

Dr. Zommer and Mr. Sasson are the only executive officers who have employment agreements. Each agreement was executed in August 2015 and terminates July 31, 2018.

Dr. Zommer’s agreement provides that he will be paid an annual base salary of at least $525,000 and that he will be considered for an annual performance bonus, as determined by the Board in its discretion. For fiscal 2017, the annual rate of Dr. Zommer’s salary was reduced to $450,000. He is to receive the benefits made available to senior executives generally, as well as the following specifically described in his agreement: an annual medical exam; term insurance in the amount of $2,000,000 on his life, payable to his designee; the services of a personal tax or investment advisor, in an amount not to exceed $2,000 per year; the use of a car, of make and model determined by Dr. Zommer and the Board, including maintenance, gas and insurance; 10 hours per month of bill paying and bookkeeping services; and annual vacation in an amount equal to 15 days plus one-half day for each full year of service after June 1, 2003. Additionally, Dr. Zommer is entitled to the payments and benefits described in “Potential Payments upon Termination or Change of Control,” upon the events described there. During fiscal 2007, Dr. Zommer caused the term life insurance provided pursuant to his agreement to be cancelled.

Mr. Sasson’s agreement provides that he will be paid an annual base salary of at least $395,000 and that he will be considered for an annual performance bonus, as determined by the Board in its discretion. During fiscal 2017, the annual rate of Mr. Sasson’s salary was increased to $430,000. He is to receive the benefits made available to senior executives generally, as well as the following specifically described in his agreement: an annual medical exam; term insurance in the amount of $2,000,000 on his life, payable to his designee; the services of a personal tax or investment advisor, in an amount not to exceed $2,000 per year; the use of a car, of make and model determined by Mr. Sasson and the Board, including maintenance, gas and insurance; and annual vacation in an amount equal to 15 days. Additionally, Mr. Sasson is entitled to the payments and benefits described in “Potential Payments upon Termination or Change of Control,” upon the events described there.

Grants of Plan-Based Awards

The following table provides information regarding all incentive plan awards that were made to or earned by our named executive officers during fiscal 2017.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
Nathan Zommer		202,500	405,000	607,500
	8/26/16				5,000	11.58	24,941
Uzi Sasson		180,000	360,000	540,000
	8/26/16				130,000	11.58	648,474

(1)	These amounts constitute the threshold, target and maximum amounts applicable to the quantitative objectives under the cash performance compensation program for fiscal 2017.

(2)	The options awards were granted under the 2013 Equity Incentive Plan.

Option Exercises in Fiscal Year 2017

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Nathan Zommer	—	—
Uzi Sasson	410,000	1,578,300

Outstanding Equity Awards at Fiscal 2017 Year End

The following table shows for the fiscal year ended March 31, 2017, certain information regarding outstanding equity awards at fiscal year end for the named executive officers.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Nathan Zommer	200,000	—		10.30	06/07/17
	170,000	—		12.65	09/05/18
	20,000	—		9.37	08/27/20
	20,000	—		12.25	09/16/21
	5,000	—		9.45	08/24/22
	3,750	1,250	(1)	9.27	08/30/23
	2,500	2,500	(2)	11.83	08/28/24
	1,250	3,750	(3)	11.14	08/28/25
	—	5,000	(4)	11.58	08/26/26
Uzi Sasson	80,000	—		8.64	05/21/20
	80,000	—		12.25	09/16/21
	80,000	—		9.45	08/24/22
	30,000	10,000	(5)	9.27	08/30/23
	40,000	40,000	(6)	11.83	08/28/24
	22,500	67,500	(7)	11.14	08/28/25
	—	130,000	(8)	11.58	08/26/26

(1) 1,250 shares vest on each anniversary of August 30.

(2) 1,250 shares vest on each anniversary of August 28.

(3) 1,250 shares vest on each anniversary of August 28.

(4) 1,250 shares vest on each anniversary of August 26.

(5) 10,000 shares vest on each anniversary of August 30.

(6) 20,000 shares vest on each anniversary of August 28.

(7) 22,500 shares vest on each anniversary of August 28.

(8) 32,500 shares vest on each anniversary of August 26.

Potential Payments upon Termination or Change of Control

Dr. Zommer

Dr. Zommer’s employment agreement provides for certain payments and benefits in connection with termination of his employment or a change of control. In the event he is terminated without cause, he is entitled to a single payment equal to 18 months of salary, as well as a single lump sum equal to the amount payable for health insurance coverage under COBRA for 18 months. If he becomes disabled for three months in a six month period, his salary will continue to be paid, along with benefits, by us for a period of 18 months, after which his employment shall terminate. If his employment terminates, either without cause or for good reason, within one year of a change of control, he is entitled to a single payment from us equal to three times his average annual cash compensation over the last three years. Additionally, upon such event, he is entitled to a continuation of his benefits from us, both as provided to employees generally and as specifically described in his employment agreement, for a period of 18 months, as well as the immediate vesting of all unvested stock options. Payments and benefits in the event of his termination without cause, or in the event of his termination without cause or good reason within one year of change of control, are conditioned upon his execution and delivery of a release in favor of our company.

Under his employment agreement, cause means conviction of any felony or any crime involving moral turpitude or dishonesty; participation in a fraud or act of dishonesty against our company; willful breach of our policies; intentional damage to our property; or breach of the employment agreement or any other agreement with us. Change of control means any reorganization, consolidation or merger in which we are not the surviving corporation or where our voting stock would be converted into cash, securities or other property, other than a merger where our stockholders have the same proportionate ownership of voting stock after the merger; the sale, exchange or other transfer to an unaffiliated third party of at least a majority of our voting stock; or the sale, lease, exchange or other transfer of all, or substantially all, of our assets. Good reason means reduction of his rate of salary compensation as in effect immediately prior to the change of control by more than five percent; failure to provide a package of welfare benefit plans that, taken as a whole, provide substantially similar benefits to those in which he is entitled to participate immediately prior to the change of control, except that employee contributions may be raised to the extent of any cost increases imposed by third parties, or any action by us that would adversely affect his participation or reduce his benefits under any of such plans; change in his responsibilities, authority, titles or offices resulting in diminution of position, excluding insubstantial, inadvertent actions and noting that the fact the company is no longer public or the ultimate parent is not such a diminution; request that he relocate to a worksite that is more than 35 miles from his prior worksite; failure or refusal of the successor company to assume our obligations under his employment agreement; or material breach by us or any successor company of any of the material provisions of his employment agreement.

The following table sets forth estimates of the value of the payments and the benefits that would have been receivable by Dr. Zommer under his employment agreement in connection with termination or a change of control as of March 31, 2017.

Executive Benefits and Payments upon Termination or Change of Control	Involuntary Termination Without Cause ($)		Involuntary Termination For Cause ($)	Disability ($)		Termination without Cause or For Good Reason within One Year after Change of Control ($)
Cash payment	675,000	(1)	—	675,000	(1)	2,204,586	(2)
Vesting of option awards (3)	—		—	29,350		41,038
401(k) match (4)	—		—	11,147		11,147
Car expense (4)	—		—	11,472		11,472
Health insurance (4)	21,852		—	21,852		21,852
Other benefits (4)(5)	—		—	11,232		11,232
Total	696,852		—	760,053		2,301,327

(1)	Based on the salary rate in effect at March 31, 2017.

(2)	Based on the cash compensation earned during the three fiscal years ended March 31, 2017.

(3)

Represents the fair market value of stock awards that would become vested due to termination, based on closing price of a share of our common stock on March 31, 2017, which was $14.55. For disability, assumes vesting of options that would occur within 18 months.

(4)	Assumes 18 months of benefits for involuntary termination without cause, disability and termination after change of control. Benefits are estimated using fiscal 2017 data.

(5)

Consists of dental insurance, group life insurance, tax or investment advisor reimbursement (estimated at $2,000 per year), annual medical exam reimbursement (estimated at $1,000 per year) and bill paying and bookkeeping services.

Mr. Sasson

Mr. Sasson’s employment agreement provides for certain payments and benefits in connection with termination of his employment or a change of control. In the event he is terminated without cause, he is entitled to a single payment equal to one month’s salary for each year of service (prorated for a partial year), but not more than 18 months of salary, as well as a single lump sum equal to the amount payable for health insurance coverage under COBRA for 18 months. If he becomes disabled for three months in a six month period, his salary will continue to be paid, along with benefits, by us for a period of 18 months, after which his employment shall terminate. If his employment terminates, either without cause or for good reason, within one year of a change of control, he is entitled to a single payment from us equal to two times his average annual cash compensation over the last three years. Additionally, upon such event, he is entitled to a continuation of his benefits from us, both as provided to employees generally and as specifically described in his employment agreement, for a period of 18 months, as well as the immediate vesting of all unvested stock options. Payments and benefits in the event of his termination without cause, or in the event of his termination without cause or good reason within one year of change of control, are conditioned upon his execution and delivery of a release in favor of our company. Cause, change of control and good reason have definitions identical to those in Dr. Zommer’s agreement.

The following table sets forth estimates of the value of the payments and the benefits that would have been receivable by Mr. Sasson under his employment agreement in connection with termination or a change of control as of March 31, 2017.

Executive Benefits and Payments upon Termination or Change of Control	Involuntary Termination Without Cause ($)		Involuntary Termination For Cause ($)	Disability ($)		Termination without Cause or For Good Reason within One Year after Change of Control ($)
Cash payment	441,944	(1)	—	645,000	(1)	1,382,938	(2)
Vesting of option awards (3)	—		—	508,100		777,875
401(k) match (4)	—		—	12,150		12,150
Car expense (4)	—		—	20,021		20,021
Health insurance (4)	38,448		—	38,448		38,448
Other benefits (4)(5)	—		—	30,185		30,185
Total	480,392		—	1,253,904		2,261,617

(1)	Based on the salary rate in effect at March 31, 2017.

(2)	Based on the cash compensation earned during the three fiscal years ended March 31, 2017.

(3)

Represents the fair market value of stock awards that would become vested due to termination, based on closing price of a share of our common stock on March 31, 2017, which was $14.55. For disability, assumes vesting of options that would occur within 18 months.

(4)	Assumes 18 months of benefits for involuntary termination without cause, disability and termination after change of control. Benefits are estimated using fiscal 2017 data.

(5)

Consists of dental insurance, group life insurance, term life insurance, tax or investment advisor reimbursement (estimated at $2,000 per year) and annual medical exam reimbursement (estimated at $1,000 per year).

Director Compensation

The following table shows for the fiscal year ended March 31, 2017 certain information with respect to the compensation of all of our non-employee directors:

Director Compensation for Fiscal 2017

Name (1)	Fees Earned or Paid in Cash ($)	Option Awards ($) (1) (2)	All Other Compensation ($) (3)	Total ($)
Donald L. Feucht	79,000	24,941	7,771	111,712
Samuel Kory	77,000	24,941	750	102,691
S. Joon Lee	77,000	24,941	3,965	105,906
Timothy A. Richardson	88,000	24,941	—	112,941
James M. Thorburn	89,000	24,941	3,205	117,146
Kenneth D. Wong	85,000	24,941	—	109,941

(1)

These amounts reflect the value determined by us for accounting purposes for these awards and do not reflect whether each director has actually realized benefit from the awards. The value of the equity awards is based on the grant date fair value calculated in accordance with the amount recognized for financial statement reporting purposes. Amounts reported for stock options are determined using the Black-Scholes option pricing model. See Note 10, to our audited financial statements for the fiscal year ended March 31, 2017, included in our Annual Report on Form 10-K, for a further discussion of the relevant valuation assumptions used in calculating grant date fair value.

(2)

Each non-employee director listed in the table above was granted a stock option for 5,000 shares of our common stock on August 26, 2016. Each of these awards had a grant date fair value of $24,941. The following table sets forth the number of outstanding option awards at March 31, 2017:

Name	Number of Shares Underlying Unexercised Options
Donald L. Feucht	78,500
Samuel Kory	125,000
S. Joon Lee	32,500
Timothy A. Richardson	105,000
James M. Thorburn	60,000
Kenneth D. Wong	75,000

(3)	All other compensation represents reimbursements for expenses incurred in preparing the director’s personal income tax returns and in estate planning.

Each of the non-employee directors currently receives an annual retainer of $70,000. Additionally, each non-employee director is also paid a retainer for each additional committee of the Board on which he serves. The Chairs of the standing committees of the Board are paid retainers as follows: Chair of the Audit Committee, $15,000; Chair of the Compensation Committee, $10,000; and Chair of the Nominating and Corporate Governance Committee, $6,000. Other members of the standing committees are paid retainers as follows: Audit Committee member, $7,000; Compensation Committee member, $5,000; and Nominating and Corporate Governance Committee member, $2,000. Additionally, each director is reimbursed for expenses incurred in preparing their personal income tax returns and estate planning matters. Meeting attendance fees are not paid.

Equity incentives are granted to non-employee directors pursuant to a discretionary grant mechanism administered by the Board. All equity incentives for non-employee directors will vest in full in connection with a change of control of our company. Each option has an exercise price equal to the fair market value of our common stock on the date of grant, based on the closing sales price reported on the Nasdaq Global Select Market for the date of grant.

TRANSACTIONS WITH RELATED PERSONS

Related Person Transactions Policy and Procedures

Section 4 of our Code of Ethics sets forth our policy regarding disclosure by an employee or director of a conflict of interest. A related party transaction may be a conflict of interest. Under Section 4 of our Code of Ethics, executive officers and directors are to disclose conflicts of interest to the Audit Committee. When transactions that fall within the coverage of Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934 are identified, they are submitted to the Audit Committee for review, approval or ratification, excepting indemnity agreements, the form of which was previously approved by the stockholders. Evidence of the policy is set forth in Section 4 of our Code of Ethics and the charter of the Audit Committee. The Audit Committee considers transactions on a case-by-case basis in light of the applicable facts and circumstances, and has not developed specific standards for such review, approval or consideration. Review, approval or ratification is evidenced in the minutes of the Audit Committee. The policies and procedures are not otherwise set forth in writing.

Related Person Transactions

We have entered into indemnity agreements with our executive officers and directors containing provisions that may require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or services as officers or directors.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement and annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Uzi Sasson

Secretary

July 28, 2017

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on August 31, 2017.

Copies of the proxy statement, the form of proxy and our annual report for the fiscal year ended March 31, 2017 are available at http://www.ixys.com/Documents/InvestorRelations/AnnualReport2017.pdf

You may also obtain such copies free of charge by writing to Uzi Sasson, Secretary, IXYS Corporation, 1590 Buckeye Drive, Milpitas, CA 95035.

IMPORTANT ANNUAL MEETING INFORMATION Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — Management Recommends a Vote for the Nominees for Director Listed below, for Proposals 2, 3 and 5 and for every one year on Proposal 4. 1. To elect directors to hold office until the next Annual Meeting of Stockholders. Nominees: For Withhold 01 - Donald L. Feucht 04 - Timothy A. Richardson 07 - Kenneth D. Wong For Withhold 02 - Samuel Kory 05 - Uzi Sasson 08 - Nathan Zommer For Withhold 03 - S. Joon Lee 06 - James M. Thorburn For Against Abstain 2. To approve an increase of 400,000 shares of our common stock under the Amended and Restated 1999 Employee Stock Purchase Plan. 1 Year 2 Years 3 Years Abstain 4. Frequency of the named executive officer compensation vote. For Against Abstain 3. To approve, on an advisory basis, the compensation of the named executive officers of the Company. 5. To ratify the selection of BDO USA, LLP as the independent registered public accounting firm of the Company for its fiscal year ending March 31, 2018. B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on August 31, 2017. Copies of the proxy statement, form of proxy and our annual report for the fiscal year ended March 31, 2017 are available at: http://www.ixys.com/Documents/InvestorRelations/AnnualReport2017.pdf. PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — IXYS CORPORATION 1590 BUCKEYE DRIVE MILPITAS, CALIFORNIA 95035 SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 31, 2017 The undersigned hereby appoints Nathan Zommer and Uzi Sasson or either of them, and each with the power of substitution, and hereby authorizes them to represent and to vote all shares of common stock of IXYS Corporation (the “Company”) held of record by the undersigned on July 3, 2017 at the Annual Meeting of Stockholders to be held at 11:00 a.m. (local time) on August 31, 2017 at 1590 Buckeye Drive, Milpitas, California 95035 and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2, 3 AND 5 AND FOR EVERY ONE YEAR ON PROPOSAL 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. (Continued and to be marked, dated and signed, on the other side)

IXYS Corporation

1590 Buckeye Drive

Milpitas, California 95035

July 28, 2017

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Re: IXYS Corporation (000-26124)

Ladies and Gentlemen:

Please be advised that IXYS Corporation (the “Company”) intends to register under the Securities Act an additional 400,000 shares of common stock reserved under its Amended and Restated Employee Stock Purchase Plan (the “Plan”) before December 31, 2017, if the Plan is approved at the Annual Meeting of Stockholders on August 31, 2017.

The Plan is discussed in Proposal 2 of the Company’s Proxy Statement dated July 28, 2017. A copy of the Plan is submitted herewith.

Very truly yours,

IXYS Corporation

/s/ Uzi Sasson

Uzi Sasson,

President, Chief Executive Officer and

Chief Financial Officer

IXYS CORPORATION

AMENDED AND RESTATED 1999 EMPLOYEE STOCK PURCHASE PLAN

Adopted May 7, 1999

Approved by the Stockholders on November 19, 1999

Effective Date: December 1, 1999

Amended and Restated September 7, 2007

Amended and Restated August 27, 2010

Amended and Restated August 28, 2014

Amended and Restated August 31, 2017

1.	PURPOSE.

(a) The purpose of this 1999 Employee Stock Purchase Plan (the “Plan”) is to provide a means by which employees of IXYS Corporation, a Delaware corporation (the “Company”), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

(b) The word “Affiliate” as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”).

(c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

(d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

2.	ADMINISTRATION.

(a) The Plan shall be administered by the Board of Directors (the “Board”) of the Company unless and until the Board delegates administration to a committee as provided in subparagraph 2(c). Whether or not the Board has delegated administration the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

(ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To amend the Plan as provided in paragraph 13.

(v) Generally, to exercise such powers and to perform such acts as the Board or the Committee deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

(c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members of the Board (the “Committee”). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

3.	SHARES SUBJECT TO THE PLAN.

(a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate one million nine hundred and fifty thousand (1,950,000) shares of the Company’s common stock (the “Common Stock”). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

(b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.	GRANT OF RIGHTS; OFFERING.

(a) The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an “Offering”) on a date or dates (the “Offering Date(s)”) selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise)

the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

(b) If an employee has more than one right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (1) each agreement or notice delivered by that employee will be deemed to apply to all of his or her rights under the Plan, and (2) a right with a lower exercise price (or an earlier-granted right, if two rights have identical exercise prices), will be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right, if two rights have identical exercise prices) will be exercised.

5.	ELIGIBILITY.

(a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan unless, on the Offering Date, such employee’s customary employment with the Company or such Affiliate is for at least twenty (20) hours per week and at least five (5) months per calendar year.

(b) The Board or the Committee may provide that each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

(i) the date on which such right is granted shall be the “Offering Date” of such right for all purposes, including determination of the exercise price of such right;

(ii) the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

(c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent

(5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

(d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under “employee stock purchase plans” of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

(e) Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board or the Committee may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6.	RIGHTS; PURCHASE PRICE.

(a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding fifteen percent (15%) of such employee’s Earnings (as defined by the Board for each Offering) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one or more dates during an Offering (the “Purchase Date(s)”) on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

(b) In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any employee as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

(c) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

(i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

(ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

7.	PARTICIPATION; WITHDRAWAL; TERMINATION.

(a) An eligible employee may become a participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee’s Earnings (as defined by the Board for each Offering) during the Offering. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering.

(b) At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant’s right to acquire Common Stock under that Offering shall be automatically terminated. A participant’s withdrawal from an Offering will have no effect upon such participant’s eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

(c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of a participant’s employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest.

(d) Rights granted under the Plan shall not be transferable by a participant other than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 14, and during a participant’s lifetime, shall be exercisable only by such participant.

8.	EXERCISE.

(a) On each date specified therefor in the relevant Offering (“Purchase Date”), each participant’s accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. Unless otherwise provided for in the applicable Offering, no fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant’s account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant’s account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant’s account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Purchase Date of an Offering shall be distributed in full to the participant after such Purchase Date, without interest.

(b) No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised then all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9.	COVENANTS OF THE COMPANY.

(a) During the terms of the rights granted under the Plan, the Company shall at all times keep available the number of shares of stock required to satisfy such rights.

(b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10.	USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of stock to participants pursuant to rights granted under the Plan shall constitute general funds of the Company.

11.	RIGHTS AS A STOCKHOLDER.

A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant’s shares acquired upon exercise of rights hereunder are recorded in the books of the Company (or its transfer agent).

12.	ADJUSTMENTS UPON CHANGES IN STOCK.

(a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

(b) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then, as determined by the Board in its sole discretion (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants’ accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants’ rights under the ongoing Offering terminated.

13.	AMENDMENT OF THE PLAN.

(a) The Board or the Committee at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment if such amendment requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act.

(b) The Board or the Committee may amend the Plan in any respect the Board or the Committee deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

(c) Rights and obligations under any rights granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

14.	DESIGNATION OF BENEFICIARY.

(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death during an Offering.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice in the form prescribed by the Company. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board or the Committee, in its discretion, may suspend or terminate the Plan at any time. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

16.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective on December 1, 1999 (the “Effective Date”), provided that the Plan has been approved by the stockholders of the Company prior to the Effective Date.